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                                                                    Exhibit 23.1


                         CONSENT OF ERNST AND YOUNG LLP


We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-43385) pertaining to the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan of our report dated June 19, 1998 with respect to the financial statements and schedules of the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



/s/ Ernst & Young LLP

Houston, Texas
June 24, 1998

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